UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 2, 2010
WATERS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	01-14010 (Commission File Number)	13-3668640 (I.R.S. Employer Identification No.)
34 Maple Street
Milford, Massachusetts 01757
(Address of principal executive offices) (Zip Code)
(508) 478-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On February 1, 2010, Waters Corporation (the “Company”) entered into a Note Purchase Agreement among the Company and the accredited institutional purchasers named therein (the “Agreement”) pursuant to which the Company issued and sold on February 1, 2010 in a private placement $100 million aggregate principal amount of its 3.75% Series A Senior Notes due February 1, 2015 (the “Senior A Notes”). The Senior A Notes bear interest at a fixed rate of 3.75% and mature on February 1, 2015.
Pursuant to the Agreement, on March 1, 2010, the Company intends to issue and sell in a private placement $100 million aggregate principal amount of its 5.00% Series B Senior Notes due February 1, 2020 (the “Senior B Notes”, and together with the Senior A Notes, the “Senior Notes”). The Senior B Notes bear interest at a fixed rate of 5.00% and mature on February 1, 2020.
The Company intends to use the proceeds from the issuance of the Senior Notes to repay other outstanding debt and for general corporate purposes.
Interest on the Senior Notes is payable semi-annually on February 1 and August 1 of each year. The Company may prepay some or all of the Senior Notes at any time in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding, plus the applicable make-whole amount, upon no more than 60 nor less than 30 days’ written notice to the holders of the Notes. In the event of a change in control (as defined in the Agreement) of the Company, the Company may be required to prepay the Senior Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest.
Pursuant to the Agreement, the Company will not permit (i) its interest coverage ratio (as determined pursuant to the Agreement) as of the end of any fiscal quarter for any period of four consecutive fiscal quarters to be less than 3.50:1, or (ii) its leverage ratio (as determined pursuant to the Agreement) as of the end of any fiscal quarter to exceed 3.50:1. The Senior Notes include negative covenants that are similar to the covenants to which the Company is subject pursuant to its existing Credit Agreement entered into on January 11, 2007. The Senior Notes also contain certain customary representations and warranties, affirmative covenants and events of default.
The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by the text of the Agreement itself, a copy of which will be filed with the Company’s Form 10-K for the fiscal year ended December 31, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERS CORPORATION
Date: February 2, 2010	By:	/s/ John Ornell
		Name:	John Ornell
		Title:	Vice President, Finance and Administration and Chief Financial Officer